EXHIBIT 99.01

Philip Talamo, Investor Relations 212.969.2383 ir@alliancebernstein.com	John Meyers, Media 212.969.2301 pr@alliancebernstein.com

News Release

AllianceBernstein Announces June 30, 2008 Assets Under Management
Second Quarter 2008 Earnings Conference Call to be Held at 5:00 P.M. (EDT) on July 23, 2008

New York, NY, July 10, 2008 – AllianceBernstein Holding L.P. (NYSE: AB) and AllianceBernstein L.P. today reported that during the month of June, preliminary assets under management decreased by approximately $55 billion, or 7.2%, to $717 billion at June 30, 2008, due primarily to negative investment returns as well as modest net outflows in the Institutional Investments and Retail channels.

ALLIANCEBERNSTEIN L.P.
(THE OPERATING PARTNERSHIP)
ASSETS UNDER MANAGEMENT
($ billions)

	At June 30, 2008				At May 31,
	(preliminary)				2008

	Institutional		Private
	Investments	Retail	Client	Total	Total

Equity
Value	$209	$74	$43	$326	$363
Growth	104	40	25	169	184
Total Equity	313	114	68	495	547

Fixed Income	130	39	31	200	201

Index/Structured	18	4	-	22	24
Total	$461	$157	$99	$717	$772

	At May 31, 2008

Total	$496	$170	$106	$772

CONFERENCE CALL INFORMATION RELATING TO SECOND QUARTER 2008 RESULTS
JULY 23, 2008 AT 5:00 P.M. (Eastern Daylight Time)

AllianceBernstein’s management will review second quarter 2008 financial and operating results on Wednesday, July 23, 2008, during a conference call beginning at 5:00 p.m. (EDT), following the release of its financial results after the close of the New York Stock Exchange.  The conference call will be hosted by Lewis A. Sanders, Chairman and Chief Executive Officer, and Gerald M. Lieberman, President and Chief Operating Officer.

Parties may access the conference call by either webcast or telephone:

1.
To listen by webcast, please visit AllianceBernstein’s Investor Relations website at http://ir.alliancebernstein.com/investorrelations at least 15 minutes prior to the call to download and install any necessary audio software.

2.	To listen by telephone, please dial (866) 556-2265 in the U.S. or (973) 935-8521 outside the U.S., 10 minutes before the 5:00 p.m. (EDT) scheduled start time. The conference ID# is 55239099.

The presentation that will be reviewed during the conference call is expected to be available on AllianceBernstein’s Investor Relations website shortly after the release of second quarter 2008 financial results on July 23, 2008.

An audio replay of the conference call will be made available beginning at approximately 7:00 p.m. (EDT) on July 23, 2008 and will be available for one week. To access the audio replay, please call (800) 642-1687 from the U.S., or outside the U.S. call (706) 645-9291, and provide conference ID# 55239099.  The replay will also be available via webcast on AllianceBernstein’s website for one week.

About AllianceBernstein

AllianceBernstein is a leading global investment management firm that offers high-quality research and diversified investment services to institutional clients, individuals and private clients in major markets around the world.  AllianceBernstein employs more than 500 investment professionals with expertise in growth equities, value equities, fixed income securities, blend strategies and alternative investments and, through its subsidiaries and joint ventures, operates in more than 20 countries.  AllianceBernstein’s research disciplines include fundamental research, quantitative research, economic research and currency forecasting capabilities.  Through its integrated global platform, AllianceBernstein is well-positioned to tailor investment solutions for its clients. AllianceBernstein also offers independent research, portfolio strategy and brokerage-related services to institutional investors.

At June 30, 2008, AllianceBernstein Holding L.P. (“Holding”) owned approximately 33.6% of the issued and outstanding AllianceBernstein Units.  AXA Financial was the beneficial owner of approximately 62.7% of the AllianceBernstein Units at June 30, 2008 (including those held indirectly through its ownership of approximately 1.6% of the issued and outstanding Holding Units) which, including the general partnership interests in AllianceBernstein and Holding, represent an approximate 63.0% economic interest in AllianceBernstein.  AXA Financial is a wholly-owned subsidiary of AXA, one of the largest global financial services organizations

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Cautions regarding Forward-Looking Statements

Certain statements provided by management in this news release are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements are subject to risks, uncertainties, and other factors that could cause actual results to differ materially from future results expressed or implied by such forward-looking statements. The most significant of these factors include, but are not limited to, the following: the performance of financial markets, the investment performance of sponsored investment products and separately managed accounts, general economic conditions, future acquisitions, competitive conditions, and government regulations, including changes in tax regulations and rates and the manner in which the earnings of publicly traded partnerships are taxed. We caution readers to carefully consider such factors. Further, such forward-looking statements speak only as of the date on which such statements are made; we undertake no obligation to update any forward-looking statements to reflect events or circumstances after the date of such statements. For further information regarding these forward-looking statements and the factors that could cause actual results to differ, see “Risk Factors” in  Part I, Item 1A of our 2007 Form 10-K and Part II, Item 1A of our 1Q08 Form 10-Q. Any or all of the forward-looking statements that we make in this news release, Form 10-K, Form 10-Q, other documents we file with or furnish to the SEC, or any other public statements we issue, may turn out to be wrong. It is important to remember that other factors besides those listed in “Risk Factors” and those listed above could also adversely affect our revenues, financial condition, results of operations, and business prospects.

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